                                                                  EXHIBIT 10.48


                                   EQUIPMENT LEASE

     THIS EQUIPMENT LEASE (the "Lease") is entered into by and between Greene International West, Inc., a Delaware corporation ("Lessor"), and National Metal Technologies, Inc., a California corporation ("Lessee"), as of December __, 1998.

                                       RECITALS

     WHEREAS Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, certain machinery and equipment on the terms and conditions set forth in this Lease;

     NOW THEREFORE in consideration of the foregoing premises and respective agreements and undertakings herein, and of other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

                                      ARTICLE 1
                       LEASE AND DESCRIPTION OF LEASED PROPERTY

     1.01 LEASE. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Leased Property (as hereinafter defined).

     1.02 PROPERTY DESCRIPTION. The property to be leased is described on the attached Schedule A (the "Leased Property").

                                      ARTICLE 2
                                    TERM OF LEASE

     2.01 INITIAL TERM. The term of this Lease shall be from December __, 1998 until November 30, 1999 (the "Term").

                                      ARTICLE 3
                                        RENTAL

     3.01 RENTAL PAYMENT. The amount of the rental payment during the Term shall be $50,000.00 payable in the form of twenty-five thousand (25,000) shares of common stock of Photomatrix, Inc. as described in the Agreement entered into by and among Greene International West, Inc., I-PAC Manufacturing, Inc. and Photomatrix, Inc. dated December 1, 1998, and subject to the representations and warranties by Photomatrix, Inc. as set forth in such Agreement.

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                                      ARTICLE 4
                                      OWNERSHIP

     4.01 NO SALE OR SECURITY INTENDED. This Lease constitutes a lease of the Leased Property and not a sale or the creation of a security interest. Lessee shall not have, or at any time acquire, any right, title, or interest in the Leased Property except the right to possession and use as provided for in this Lease, unless and until the Option (as hereinafter defined) is exercised by Lessee.

     4.02 SUBORDINATION. The rights of Lessee under this Lease shall be subject to and subordinate to certain security interests in the Leased Property held by Silvergate Bank.

                                      ARTICLE 5
                                  OPERATING EXPENSES

     5.01 Lessee shall be responsible for all expenses in connection with the operation of the Leased Property.

                                      ARTICLE 6
                               MAINTENANCE AND REPAIRS

     6.01 LESSEE'S RESPONSIBILITY. Lessee shall assume all obligation and liability with respect to the possession of the Leased Property, and for its use, operation, condition, and storage during the Term. Lessee shall, at Lessee's own expense, maintain the Leased Property in good mechanical condition and running order, allowing for reasonable wear and tear. Lessor shall not be under any liability or obligation in any manner to provide service, maintenance, repairs or parts for the Leased Property.

     6.02 ACCESSIONS. All installations, replacements, and substitutions of parts or accessories with respect to any of the Leased Property shall constitute accessions and shall become part of the Leased Property and shall be owned by Lessor.

                                      ARTICLE 6
                                   USE OF PROPERTY

     7.01 RIGHTS OF LESSEE. Lessee shall be entitled to the absolute right to the use, operation, possession and control of the Leased Property during the term of this Lease, provided Lessee is not in default of any provision of this Lease or subject to any security interest Lessor may have given or may give to any third party during the Term. Lessee shall employ and have absolute control, supervision and responsibility over any operators or users of the Leased Property.

     7.02 DUTIES OF LESSEE. Lessee shall use the Leased Property in a careful and proper manner and shall not permit any Leased Property to be operated or used in violation of any applicable federal, state, or local statute, law, ordinance, rule or regulation relating to the possession, use or maintenance

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of the Leased Property. Lessee agrees to reimburse Lessor in full for all damage to the Leased Property arising from any misuse or negligent act by Lessee, its employees and its agents. Lessee will indemnify, defend protect and hold Lessor its officers, directors, shareholders, agents, employees, successors and assigns harmless from any and all liabilities, claims, fines, expenses, forfeitures or penalties for violations of any statue, law, ordinance, rule, or regulation of any duly constituted public authority.

     7.03 COMMERCIAL USE LIMITATION. Lessee represents and warrants that the Leased Property will be used for commercial or business purposes only.

                                      ARTICLE 8
                       LESSOR'S RIGHT OF INSPECTION AND REPAIR

     8.01 INSPECTION AND REPAIR. Lessor, at its discretion during Lessee's regular business hours and with twenty-four (24) hours' prior notice to Lessee, shall have the right to enter the premises where the Leased Property is located or used for the purpose of inspection. If any Leased Property covered by this Lease is not being properly maintained in at least as good condition as the leased property was in at the beginning of the Term, in the reasonable opinion of Lessor, Lessor shall have the right, but not the obligation, to have it repaired or maintained at the expense of Lessee.

                                      ARTICLE 9
                          ASSIGNMENT OF LESSOR'S WARRANTIES

     9.01 WARRANTY ASSIGNMENT. Lessor shall assign to Lessee all manufacturer, dealer or supplier warranties applicable to the Leased Property to enable Lessee to obtain any warranty service available for the Leased Property. Lessor appoints Lessee as Lessor's attorney-in-fact for the purpose of enforcing any warranty. Any enforcement by Lessee shall be at the expense of Lessee and shall in no way render Lessor responsible to Lessee for the performance of any of the warranties.

                                      ARTICLE 10
                               TAXES AND OTHER CHARGES

     10.01 TAXES. Lessee shall be liable for and pay on or before their due dates, all sales taxes, use taxes, personal property taxes, business personal property taxes and assessments, or other direct taxes or governmental charges imposed on the Leased Property. The term "direct taxes" as used here shall include all taxes, except income taxes and franchise taxes of Lessor, and charges and fees imposed by any federal, state, county, municipal, or other governmental authority. Lessee shall promptly notify Lessor and send Lessor copies of any notices, reports, and inquiries from taxing authorities concerning delinquent taxes, fees, or other charges received, or assessments received by Lessee.

     10.02 OTHER CHARGES. Lessee shall be liable for any fees for licenses, registrations, permits and other certificates as may be required for the lawful operation of the Leased Property. All certificates of title shall initially be applied for in the State of California and shall be issued and maintained in the name of Lessor, as owner. They shall be delivered to Lessor and Lessee shall pay all expenses in relation to them.

     10.03 TAXES PAID BY LESSOR. If any taxing authority requires that a tax as set forth in Paragraph 10.01 be paid to the taxing authority directly by Lessor, Lessee shall, on notice from Lessor, pay to Lessor the amount of the tax.

                                      ARTICLE 11
                     NO WARRANTIES BY LESSOR; LESSEE'S ACCEPTANCE

     11.01 NO WARRANTIES BY LESSOR. Lessor makes no warranty, express or implied, as to any matter whatsoever, including the condition of the Leased Property, its merchantability, or its fitness for any particular purpose.

     11.02 EXCLUSION OF EXPRESS WARRANTIES. No agent, employee or representative of Lessor has any authority to bind Lessor to any affirmation, representation or warranty to bind Lessor to any affirmation, representation, or warranty concerning the Leased Property; and unless an affirmation, representation or warranty made by an agent, employee, or representative is specifically included within this Lease, it shall not be enforceable by Lessee.

     11.03 ACCEPTANCE BY LESSEE. Subject to the representations and warranties set forth in Section 4.7 of the Agreement, Lessee has inspected the Leased Property and Lessee is satisfied with and has accepted the Leased Property in its present condition and repair, AS-IS and WHERE-IS.

                                      ARTICLE 12
                                      INSURANCE

     12.01 LESSEE'S DUTY TO INSURE. Lessee agrees at its own cost and expense to maintain in full force and effect public liability and property damage insurance issued by companies satisfactory to Lessor, insuring the interest of Lessor, Lessee, and their authorized agents and employees. The policy shall be for primary coverage and shall have a combined single limit of no less than $1,000,000.00 per occurrence.

     For all property covered by this Lease, Lessee shall also provide comprehensive, fire, theft, and additional combined insurance coverage at Lessee's own cost and expense naming Lessor as additional insured. Coverage shall be in the amount of at least Four Hundred Fifty Thousand Dollars ($450,000.00).

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     12.02 INSURANCE CERTIFICATE.  Lessee shall cause the insurer to furnish to Lessor, no less than thirty (30) days after execution of this Lease and no less than five (5) days prior to the expiration date of existing insurance, a certificate evidencing the required coverage. The policy shall provide that the insurer shall not cancel or materially modify the insurance except on thirty (30) days' advanced written notice to Lessor. If Lessee fails to procure, maintain, or renew the insurance, Lessor may, but is not obligated to, obtain insurance for Lessee and for the account of Lessee without prejudice to any other rights that Lessor may have.

     12.03 EXCESS LIABILITY INDEMNITY. Lessee shall indemnify, defend, protect and hold Lessor, its officers, directors, shareholders, agents, employees, successors and assigns harmless from and against all loss, liability and expense, including reasonable attorneys' fees, in excess of the provided limits of liability insurance for bodily injury (including death) or property damage caused by or arising out of the ownership, maintenance, use or operation of the Leased Property. Lessee shall further indemnify, defend, protect and hold harmless Lessor, its officers, directors, shareholders, agent, employees, successors and assigns, from and against all loss, liability and expense, including reasonable attorneys' fees, because of Lessee's failure to comply with any terms, provisions, and conditions of any insurance policy insuring Lessor and Lessee, or because of Lessee's failure to comply with the terms and provisions of this Article.

                                      ARTICLE 13
                            INDEMNIFICATION AND LIABILITY

     13.01 ALL LIABILITY ASSUMED BY LESSEE. Lessee assumes all risk and liability for the loss of or damage to the Leased Property, for the death of or injury to any person or property of another, and for all other risks and liabilities arising from the use, operation, condition, possession, or storage of the Leased Property. Nothing in this Lease shall authorize Lessee or any other person to operate any of the Leased Property so as to impose any liability or other obligation on Lessor.

     13.02 LESSEE'S DUTY TO INDEMNIFY. Lessee shall indemnify, defend, protect and hold harmless Lessor, its officers, directors, shareholders, agents, employees, successors and assigns from all liabilities, claims, damages, loss, expenses, including reasonable attorneys' fees, Lessor may sustain or suffer for any of the following reasons:

     (a)   The loss of or damage to any of the Leased Property for any cause;

     (b) The injury to or death of any person including but not limited to agents or employees of Lessee; or

     (c) Damage to any property arising from the use, possession, selection, delivery, return, condition or operation of any Leased Property.

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     Lessee shall reimburse Lessor for all expenses, losses, liabilities, fines, penalties, and claims of every type, including reasonable attorneys' fees, imposed on or incurred by Lessor because of the failure by Lessee to perform any of the Lease terms. Lessee shall also pay interest at the rate of eight percent (8%) per annum per month from the day payment is made by Lessor through the day Lessor is reimbursed by Lessee.

     13.3 OBLIGATIONS SURVIVE LEASE TERM. The indemnities and assumptions of risk, liabilities and obligations by Lessee arising under the Lease during the Lease's term shall continue in effect for a period of two (2) years after the termination of Lease, regardless of the reason for termination.

                                      ARTICLE 14
                  ACCIDENT, LOSS OF PROPERTY, OR DAMAGE TO PROPERTY

     14.01 NOTIFICATION TO LESSOR. If any Leased Property covered by this Lease is damaged, lost, stolen, or destroyed, or if any property is damaged as a result of its operation, use, maintenance or possession, Lessee shall promptly notify Lessor of the occurrence, and shall file all necessary accident reports, including those required by law and those required by insurers of the Leased Property.

     14.02 COOPERATION IN DEFENSE OF CLAIMS. Lessee, its employees and agents shall cooperate fully with Lessor and all insurers providing the insurance under this Lease in the investigation and defense of any and all claims or suits. Lessee shall promptly deliver to Lessor any and all papers, notices and documents served on or delivered to Lessee, its employees or its agents in connection with any claim, suit, action or proceeding at law or in equity commenced or threatened against Lessee, Lessor, or both concerning the Leased Property.

     14.3 LOSS. If any Leased Property becomes lost, stolen, destroyed, or damaged beyond repair, Lessee shall pay Lessor in cash its then orderly liquidation value (the "OLV") less any net proceeds of insurance for the property received by Lessor. Upon payment, this Lease shall terminate with respect to that item of Leased Property and Lessee shall become entitled to the Leased Property on an "as-is-where-is" basis, without warranty, express or implied, for any matter whatsoever. For purposes of this Agreement, the term OLV shall mean the orderly liquidation value of such Leased Property at the time of loss, taking into account its age, usage and normal wear and tear from the date of execution of this Lease.

                                      ARTICLE 15
                                      ASSIGNMENT

     15.01 ASSIGNMENT BY LESSOR. Lessor may assign this Lease or any rights under it at any time without Lessee's consent. In the event of any assignment, Lessor's assignee shall have all the rights, powers, privileges and remedies of Lessor set forth in this Lease and this Lease shall be binding on the assignee, including without limitation, the provisions regarding Lessee's Option (as hereinafter defined).

     15.02 WAIVER OF DEFENSES. Lessee agrees not to raise any claim or defense against Lessor

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arising out of this Lease as a defense, counter-claim or offset to any action by any assignee for the unpaid balance of any charges due under this Lease or for possession of the Leased Property.

     15.03 ASSIGNMENT OR SUBLETTING BY LESSEE. Lessee shall not assign this Lease or any property, or assign any interest in the Lease or the Leased Property, or sublet any of the Leased Property without the express prior written consent of Lessor.

                                      ARTICLE 16
                             ACTIONS CONSTITUTING DEFAULT

     16.01 LESSEE IN DEFAULT. Lessor, at its option, may by written notice to Lessee, declare Lessee in default on the occurrence of any of the following:

     (a) Failure by Lessee to make payments or perform any of its obligations under (i) this Lease, and/or (ii) a promissory note of even date herewith by Lessee in favor of Lessor in the principal sum of Three Hundred Fifty Thousand Dollars ($350,000.00) (the "Goodwill Note"), and/or (iii) a premises lease with a commencement date of February 1, 1999 between Lessee and Lessor (the "Premises Lease");

     (b) Institution by or against Lessee of any proceeding in bankruptcy or insolvency, or the reorganization of Lessee under any law, or the appointment of a receiver or trustee for the goods and chattels of Lessee, or any assignment by Lessee for the benefit of creditors;

     (c) Expiration or cancellation of any insurance policy to be paid for by Lessee as provided for under the terms of this Lease; or

     (d) Involuntary transfer of Lessee's interest in this Lease by operation of law.

                                      ARTICLE 17
                     RIGHTS, REMEDIES, AND OBLIGATIONS ON DEFAULT

     17.01 LESSOR'S RIGHTS AND REMEDIES. After the default of Lessee, and on notice from Lessor that Lessee is in default, Lessor shall have the following options:

     (a) To terminate the Lease and Lessee's rights under this Lease including Lessee's Option (as hereinafter defined);

     (b) To declare the balance of all unpaid charges of any kind required of Lessee under the Lease to be due and payable immediately, in which event Lessor shall be entitled to the balance due together with interest at the rate of eight percent (8%) per annum from the date of notification of default to the date of payment; and

     (c) To repossess the Leased Property without process free of all rights of Lessee in and

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to the Leased Property.  Lessee authorizes Lessor or Lessor's agent to enter on any premises where the Leased Property is located and repossess and remove it. Lessee specifically waive any right of action Lessee might otherwise have arising out of the entry and repossession, and releases Lessor of any claim for trespass or damage caused by reason of the entry, repossession or removal.

     17.02 LESSEE'S OBLIGATION FOR LESSOR'S COSTS. After default, Lessee shall reimburse Lessor for all reasonable expenses of repossession and enforcement of Lessor's rights and remedies, together with interest at the rate of eight percent (8%) per annum from the date of payment. Notwithstanding any other provisions of this Lease, if Lessor places all or any part of Lessor's claim against Lessee in the hands of an attorney for collection, Lessee shall pay Lessor its reasonable attorneys' fees.

     17.03 REMEDIES CUMULATIVE. The remedies of Lessor shall be cumulative to the extent permitted by law, and may be exercised partially, concurrently, or separately. The exercise of one remedy shall not be deemed to preclude the exercise of any other remedy.

     17.04 EFFECT OF FORBEARANCE. No failure on the part of Lessor to exercise any remedy or right and no delay in the exercise of any remedy or right shall operate as a waiver. No single or partial exercise by Lessor of any remedy or right shall include any other or further exercise of that remedy or right or the exercise of any other rights or remedies. No forbearance by Lessor to exercise any rights or privileges under this Lease shall be construed as a waiver, but all rights and privileges shall continue in effect as if no forbearance had occurred. Acceptance by Lessor of payments made by Lessee after default shall not be deemed a waiver of Lessor's rights and remedies arising from Lessee's default.

     17.05 FORFEITURE OF LESSEE'S INTEREST ON DEFAULT. Upon default, for any reason, Lessee and Lessee's successor in interest shall have no right, title or interest in the Leased Property, its possession or its use. Lessor shall retain all payments of any kind made by Lessee under this Lease.

                                      ARTICLE 18
                                        LIENS

     18.01 ENCUMBRANCES OR LIEN; NOTICE. Lessee shall not pledge, encumber, create a security interest in, or permit any lien to become effective on any Leased Property. If any of these events takes place, Lessee shall be deemed to be in default at the option of Lessor. Lessee shall promptly notify Lessor of any liens, charges or other encumbrances of which Lessee has knowledge. Lessee shall promptly pay or satisfy any obligation from which any lien or encumbrance arises, and shall otherwise keep the Leased Property and all right, title and interest free and clear of all liens, charges and encumbrances. Lessee shall deliver to Lessor appropriate satisfactions, waivers or evidence of payment.

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                                      ARTICLE 19
                                        OPTION

     19.01 GRANT OF OPTION. Lessor hereby grants to Lessee the option to purchase the Leased Property (the "Option") as set forth herein, provided Lessee is not in default under this Lease at the time Lessee exercises the Option.

     19.02 PURCHASE PRICE. The purchase price of the Leased Property shall be Four Hundred Ninety Thousand Dollars ($490,000.00), to be reflected by a promissory note on the terms and conditions set forth on Exhibit "B" (the
"Equipment Note"), with interest at eight percent (8%) per annum.   The
purchase price of the Leased Property under this Option shall be reduced by any insurance proceeds and payment received under the numbered paragraph entitled "Loss".

     19.03 METHOD OF EXERCISING THE OPTION. Lessee shall exercise the Option by giving written notice (the "Option Notice") to Lessor on or before December 1, 1999. The Option Notice shall be accompanied by the executed Equipment Note. Upon receipt of the executed Equipment Note, Lessor shall deliver a Bill of Sale for the Leased Property to Lessee.

     19.04 LESSEE'S LIABILITY. Failure to exercise the Option shall not relieve Lessee of its liability under the Goodwill Note or the Premises Lease.

                                      ARTICLE 20
                    RETURN OF PROPERTY ON EXPIRATION; HOLDING OVER

     20.01 LESSEE'S RETURN OF PROPERTY. If Lessee does not exercise the Option, upon the expiration date of this Lease with respect to any or all of the Leased Property, all rights of Lessee hereunder shall terminate and Lessee shall return the Leased Property to Lessor at the location designated by Lessor, at Lessee's sole expense, together with all accessories, free from all damage and in the same condition and appearance as when received by Lessee, allowing for ordinary wear and tear. If Lessee fails to or refuses to return the Leased Property to Lessor, Lessor shall have the right to take possession of the Leased Property and for that purpose to enter any premises where the Leased Property is located without being liable in any suit, action, defense or other proceedings to Lessee.

     20.02 HOLDING OVER. Should Lessee, without the express consent of Lessor, continue to hold and retain the Leased Property after the expiration or earlier termination of the Term, or collection of rent by Lessor shall operate and be construed as creating a month-to-month rental and not for any other term whatsoever. During any such holdover period, Lessee shall pay to Lessor for each month (or portion thereof) Lessee remains in possession of the Leased Property, the sum of Nine Thousand Three Hundred Seventy-Five Dollars ($9,375.00) which shall be credited to the purchase price of Leased Property under the Option hereunder or the Option in favor of Lessee by Silvergate Bank, as the case may be, if it is exercised by Lessee. Said month-to-month rental may be terminated by Lessor by giving Lessee thirty
(30) days written notice, and at any time thereafter Lessor may re-enter and take possession of the Leased Property.

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                                      ARTICLE 21
                                       NOTICES

     21.01 Any notice or other communication to be given under this Agreement by either party to the other will be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or delivered by an express overnight delivery service, charges prepaid, or transmitted by facsimile, as follows:

     If to Lessor:                 Greene International West, Inc.
                                   P. O. Box 8149
                                   San Diego, CA 92038-8149
                                   Fax No. (___)_____________

     With copy to:                 J. Michael Wilson, Esq.
                                   Wilson & Corbin, A.P.L.C.
                                   591 Camino de la Reina, Ste. 860
                                   San Diego, CA 92108
                                   Fax No. (619) 297-7900

     If to Lessee:                 National Metal Technologies, Inc.
                                   4040 Calle Platino
                                   Oceanside, CA 92056
                                   Fax No. (760) 941-5416

     With copy to:                 James P. Hill, Esq.
                                   Sullivan, Hill, Lewin, Rez & Engel
                                   550 West C Street, Ste. 1500
                                   San Diego, CA 92101
                                   Fax No. (619) 231-4372

     Any address or name specified above may be changed by a notice given by the addressee to the other party in accordance with this numbered paragraph. Any notice will be deemed given and effective (i) if given by personal delivery, as of the date of delivery in person; or (ii) if given by mail, upon receipt as set forth on the return receipt; or (iii) if given by overnight courier, one (1) business day after timely deposit with the courier; or (iv) if given by facsimile, upon receipt of the appropriate confirmation of transmission by facsimile. The inability to deliver because of a changed address of which no notice was given or the rejection or other refusal to accept any notice will be deemed to be the receipt of the notice as of the date of such inability to deliver or the rejection or refusal to accept.

                                      ARTICLE 22
                                    MISCELLANEOUS

     This Lease shall be construed in accordance with the laws of the State of California.

     Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Lease or any provision hereof.

     Except as may otherwise be set forth in this Lease, this Lease shall be binding upon and shall inure to the benefit of the parties, their beneficiaries, representatives, assigns and all other successors-in-interest.

     All exhibits and schedules referred to herein are deemed incorporated in this Lease by reference.

     This Lease and the exhibits and schedules hereto contain all of the agreements and understandings of the parties with respect to the matters referred to herein, and no prior agreement or understanding pertaining to any such matters shall be effective for any purposes.

     The singular number and the masculine and neuter gender as used in this Lease shall also include the plural number and the feminine gender.

     The parties shall sign or cause to be signed all documents and shall perform or cause to be performed all acts necessary to consummate the transactions contemplated hereunder.

     Each of the parties has agreed to the use of the particular language of the provisions of this Lease, and any question of doubtful interpretation shall not be resolved by any rule of interpretation providing for interpretation against the party who causes the uncertainty to exist or against the draftsman.

     In any action, arbitration or other proceeding brought for the interpretation or enforcement of any of the terms or provisions of this Lease, or because of any alleged dispute, breach, default or misrepresentation in connection with the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action, arbitration, or proceeding, in addition to any damages or injunctive or other relief to which said party may be entitled, and whether or not such action, arbitration or other proceeding proceeds to judgment or award. The venue for any such action, arbitration or other proceeding shall be San Diego County, California.

     This Lease may not be superseded, amended or added to except by an agreement in writing, signed by the parties.

     If any section, paragraph, subparagraph or provision of this Lease is held by a court of competent jurisdiction to be illegal or invalid, said provision shall be deemed to be severed and deleted; and neither such provision, its severance or deletion shall affect the validity of the remaining provisions of this Lease.

     The parties may execute this Lease in two or more counterparts, which shall, in the aggregate, be deemed an original instrument as against any party who has signed it.

     Time is of the essence in the performance of this Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written. This Lease shall become effective only upon the signature of all parties listed below.

LESSOR:                            LESSEE:

Greene International West, Inc.         National Metal Technologies, Inc.
a Delaware corporation                  a California corporation



By:________________________________          By:_____________________________
   Victor Andonie, Chairman of the                  Patrick W. Moore, CEO
   Board

                               SECURED PROMISSORY NOTE


$350,000.00                                            December __, 1998
                                                       San Diego, California

     In installments as herein stated, for value received, the undersigned promises to pay to Greene International West, Inc., a Delaware corporation, or order, at San Diego, California, or at such other places as the holder may from time to time designate, the sum of Three Hundred Fifty Thousand Dollars ($350,000.00), with interest from December 1, 1998 until paid at the rate of eight percent (8%) per annum, principal payable in sixteen (16) consecutive quarterly installments of or equal to Twenty-One Thousand Eight Hundred Seventy-Five Dollars ($21,875.00), plus accrued interest, as set forth below, on the 20th day of the month following the end of each quarter, beginning on March 20, 2000. Such quarterly installments shall continue until the entire indebtedness evidenced by this note is fully paid.

     The quarterly principal payments as set forth herein shall be made as follows:

     A. $9,375.00 shall be paid in lawful money of the United States or in common stock of Photomatrix, Inc. ("Stock"), as determined by the holder of this note, in its sole discretion; and

     B. $12,500.00 shall be paid in lawful money of the United States or in Stock, as determined by the undersigned, in its sole discretion.

     Interest shall be payable only in lawful money of the United States.

     Notwithstanding anything to the contrary contained in this note, in the event the Stock is no longer listed on NASDAQ, all principal payments due hereunder shall be paid in lawful money of the United States.

     Notice of the determination of whether the quarterly payment shall be in lawful money of the United States or in Stock shall be given in writing to the other party at least ten (10) days before each respective payment is due.
 The party making the determination may designate that the entire portion to which its determination rights extend shall be in lawful money of the United States or Stock, or that a designated percentage shall be in lawful money of the United States and a designated percentage shall be in Stock. Failure of a party to give notice of its determination by the date such determination is to be made shall be deemed to be a determination that the payment shall be in lawful money of the United States.

     In the event any payment or portion thereof is to be made in Stock, the number of shares of Stock to be issued shall be based on the market rate of the Stock. For purposes of this note, the market rate of the Stock shall be the average of all trading day closing prices for Photomatrix, Inc. common stock during the calendar month immediately preceding a payment date.

     Should interest not be paid when due, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law.

     Should a default occur under this note, the whole sum of principal and accrued interest shall, without notice, become immediately due and payable in lawful money of the United States.

     The failure of the holder hereof to exercise any of the options herein, or to promptly enforce any of the provisions of this note shall not constitute a waiver of the right to exercise or enforce any option or provision.

     Time is of the essence in performance hereof.

     In the event an action is instituted under this note by one party against the other, the party prevailing in such action shall be entitled to recover reasonable attorneys' fees and costs from the other party whether or not such action proceeds to judgment.

     Presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, and endorsers hereof.

     This note shall be the joint and several obligation of all makers, sureties, and endorsers, and shall be binding upon them and their successors and assigns.

     This note is secured by a Security Agreement of even date herewith entered into by and between the undersigned and Greene International West, Inc.

     If substantially all of the assets subject to said Security Agreement are sold or transferred by the undersigned, or if Photomatrix, Inc. sells substantially all of its assets or its subsidiary (the undersigned), or if there is a fifty percent (50%) change in ownership of Photomatrix, Inc. or the undersigned in a single transaction or a series of related transactions, Greene International West, Inc. may, at its option exercisable within thirty
(30) days of receiving notice from Photomatrix, Inc. or the undersigned of such change in ownership, declare all sums due hereunder to be immediately due and payable in lawful money of the United States or in Stock.

     The undersigned and Greene International West, Inc. have entered into a Lease Agreement for the premises located at 4040 Calle Platino, Oceanside,
California, with a commencement date of February 1, 1999.   A default under
the Lease Agreement shall be deemed a default under this note and a default under this note shall be deemed a default under the Lease Agreement.

      The undersigned and Greene International West, Inc. have entered into an Equipment Lease of even date herewith. A default under the Equipment Lease shall be deemed a default under this note and a default under this note shall be deemed a default under the Equipment Lease.

     In the event the undersigned executes a promissory note in connection with an option to purchase the equipment under the Equipment Lease the ("Equipment Note"), a default under the Equipment Note shall be deemed a default under this note and a default under this note shall be deemed a default under the Equipment Note.

     No portion of this note shall be or be deemed to be offset or compensated by all or any part of any claim, cause of action, counterclaim, or cross-claim, whether liquidated or unliquidated, which the undersigned may have or claim to have against the holder of this note.

                              National Metal Technologies, Inc.,
                              a California corporation



                              By: ______________________________
                                     Patrick W. Moore, CEO

                                  AGREEMENT

      AGREEMENT (this "Agreement") dated as of December 1, 1998, by and among PHOTOMATRIX, INC., a California corporation, I-PAC MANUFACTURING, INC., a California corporation (the "Buyer"), AND GREENE INTERNATIONAL WEST, INC., a Delaware corporation (the "Company").

                                   RECITALS

      A.    The Company is engaged in the metal stamping business (the
"Business").

      B. The Buyer desires to purchase from the Company and the Company desires to sell to the Buyer, the Business of the Company and certain property and assets of the Company.

      NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

1.    PURCHASE AND SALE

      1.1 ASSETS TO BE TRANSFERRED. Subject to the terms and conditions of this Agreement, effective as of December 1, 1998 (the "Effective Date"), the Company shall sell, transfer, convey, assign, and deliver to the Buyer, and the Buyer shall purchase and accept, all of the business, rights, claims and assets (of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent or otherwise, and wherever situated) of the Company, other than the Excluded Assets (as hereinafter defined) (collectively the "Purchased Assets"). The Purchased Assets shall include only the following:

            (a) ACCOUNTS RECEIVABLE. All accounts receivable of the Company on the Effective Date which remain uncollected as of the execution of this Agreement (the "Accounts Receivable"). A Schedule of Accounts Receivable at the date hereof has been furnished to the Buyer and is attached as Schedule 1.1a. The Buyer assumes all risk of collectibility of the Accounts Receivable.

            (b) WIP INVENTORY. All inventories of work-in-process of the Company on November 18, 1998 to be used for fulfilling the Assumed Contracts, as hereinafter defined, existing on the Effective Date, together with related packaging materials and supplies (collectively the "WIP Inventory"). A Schedule of WIP Inventory at the date hereof has been furnished to the Buyer.

            (c) CONTRACTS. All contracts, contractual rights, purchase orders and sales orders (hereinafter in this Section 1.1(c) "Contracts") of the Company that are either (i) described and set forth on Schedule 1.1(c) of the Disclosure Schedule attached hereto, or (ii) that Buyer elects to assume at any time after the Effective Date, by giving written notice to the Company as set forth in Section 12.7 hereof; provided that such election by the Buyer shall not constitute a waiver of any rights of indemnification or other rights under this Agreement which the Buyer may have by virtue of the existence or breach of any such Contract, or any of its provisions or by virtue of any failure to disclose any amendment or modification to any term of any such contract.

      The Contracts described in subsections (i) and (ii) above are hereinafter collectively described as the "Assumed Contracts." To the extent that any Assumed Contract for which assignment to the

Buyer is provided herein is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. The Company and the Buyer agree to use their reasonable best efforts (without any requirement on the part of the Buyer or the Company to pay any money or agree to any change in the terms of any such Contract) to obtain the consent of such other party to the assignment of any such Assumed Contract to the Buyer in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained by the Effective Date, the Company agrees to cooperate with the Buyer in any reasonable arrangement designed to provide for the Buyer the benefits intended to be assigned to the Buyer under the relevant Assumed Contract, including enforcement at the cost and for the account of the Buyer of any and all rights of the Company against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

            (d) LITERATURE. All sales literature, promotional literature, instructional materials, manufacturing instructions, engineering aids, quoting records, catalogs and similar materials of the Company in the Company's control.

            (e) TRADE RIGHTS. All the Company's interest, if any, in any Trade Rights. As used herein, the term "Trade Rights" shall mean and include: (i) all United States and foreign copyrights, copyright registrations and copyright applications, including all claims for infringement, and all other rights associated with the foregoing and the underlying works of authorship; (ii) all United States and foreign patents and patent applications, including all claims for infringement and all international proprietary rights associated therewith; (iii) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; and (iv) all inventions, manufacturing techniques, vendor qualifications, mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, customer tooling specifications, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property.

      1.2 EXCLUDED ASSETS. The provisions of Section 1.1 notwithstanding, the Company shall not sell, transfer, assign, convey or deliver to the Buyer, and the Buyer will not purchase or accept the following assets of the Company (collectively the "Excluded Assets"):

            (a) LEASED EQUIPMENT. The equipment subject to the Equipment Lease (as hereinafter defined).

            (b) CONSIDERATION. The consideration delivered by the Buyer to the Company pursuant to this Agreement.

            (c) TAX CREDITS. Federal, state and local income and franchise tax credits and tax refund claims.

            (d) CERTAIN BALANCE SHEET ITEMS. The assets reflected on the balance sheet of the Company dated as of the Effective Date (the "Final Closing Balance Sheet") under the following line items: "other receivables," "due from affiliated companies," "employee advances" and "prepaid income taxes".

            (e) CORPORATE FRANCHISE. The Company's franchise to be a corporation, its certificate of incorporation, corporate seal, stock books, minute books and other corporate records having exclusively to do with the corporate organization and capitalization of the Company. The

Buyer and its designated agents shall have reasonable access to such books and records and may make excerpts therefrom and copies thereof.

            (f) TAX RECORDS. The Company's income and franchise tax returns and tax records.

            (g) CORPORATE NAME. The name "Greene International West, Inc." and all rights to use or allow others to use such name.

            (h) CASH AND CASH EQUIVALENTS. All cash and cash equivalents of the Company on the Effective Date.

            (i) PREPAID EXPENSES. All prepaid expenses and deposits reflected on the Final Closing Balance Sheet

            (j) OTHER INVENTORY. All inventories of raw materials and finished goods (including all such in transit) of the Company on the Effective Date. However, the Buyer shall purchase and the Company shall sell such usable raw materials from the Company on and after the Effective Date at an agreed-upon market value on the date of inventory purchase, as shall be needed for the purpose of fulfilling the Assumed Contracts. Notwithstanding the foregoing, the Company shall have the right to sell to third parties all inventories of raw material and finished goods not needed to fulfill the Assumed Contracts.

            (k) TURKISH GOODWILL. The goodwill associated with the potential agreement being discussed as of the date hereof between the Company and the Turkish government for the Company to build a links manufacturing plant in Turkey.

            (l) REAL PROPERTY. The real property currently occupied by the Company at 4040 Calle Platino, Oceanside, California.

            (m) EQUIPMENT OWNED BY THIRD PARTIES. The tools, dies and presses owned by the United States government (the "Government Equipment") and by the Company's customers as set forth on Schedule 1.2m (the "Customer Equipment").

2.    ASSUMPTION OF LIABILITIES

      2.1 LIABILITIES TO BE ASSUMED. Subject to the terms and conditions of this Agreement, on the Effective Date, the Buyer shall assume and agree to perform and discharge to the extent indicated below, the following, and only the following specific debts, liabilities and obligations of the Company (collectively the "Assumed Liabilities") (and also as set forth on Schedules 1.1c and 2.1b):

            (a) CERTAIN CONTRACTUAL LIABILITIES. The Buyer hereby assumes and agrees to perform the obligations of the Company that are required to be performed after the Effective Date under the Assumed Contracts (including the liabilities of the Company in respect of a breach of or default under any Assumed Contracts arising or based on matters occurring prior to the Effective Date, provided such breach or default has been disclosed to the Buyer in writing).

            (b) COMPANY EQUIPMENT LEASES. The Buyer hereby assumes and agrees to perform the obligations of the Company under those equipment leases set forth on Schedule 2.1(b).

      2.2 LIABILITIES NOT TO BE ASSUMED. Except as and to the extent specifically set forth in Section 2.1, the Buyer is not assuming any debts, liabilities, obligations or contracts of the Company and all such debts, liabilities, obligations and contracts shall be and remain the responsibility of the Company. Buyer is expressly not assuming any claims or liabilities relating to products sold by the Company prior to the Effective Date.

3.    PURCHASE PRICE - PAYMENT

      3.1 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Purchased Assets shall be: (a) the assumption of the Assumed Liabilities by the Buyer on the Effective Date; (b) the issuance to the Company upon execution of this Agreement, Seventy-Five Thousand (75,000) unregistered shares (the "Shares"), of the Common Stock of Photomatrix (which, upon issuance against delivery of the Purchased Assets, shall be fully paid and nonassessable) which Shares will be subject to a legend as to their unregistered nature and will be credited to the principal amount of the Note (described below) as set forth therein; (c) the issuance to the Company concurrently herewith of the Promissory Note of the Buyer in the form attached hereto as EXHIBIT A (the "Note"), which Note will be in the aggregate principal amount of Three Hundred Fifty Thousand Dollars ($350,000.00) and will be secured by a security agreement encumbering all the assets (except accounts receivable) of the Buyer or Buyer's assignee as hereinafter set forth, in the form attached hereto as EXHIBIT B (the "Security Agreement"); (d) the payment to the Company on or before January 15, 1999 for the Accounts Receivable; and (e) the payment to the Company on or before March 31, 1999 for the WIP Inventory.

      3.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by the Buyer as follows:

            (a) ASSUMPTION OF LIABILITIES. The assumption by the Buyer of the Assumed Liabilities.

            (b) SHARES. As soon as practicable after the execution of this Agreement, the Buyer will deliver to the Company a certificate representing the Shares bearing a legend regarding the unregistered nature of the Shares.

            (c) NOTE. Concurrently herewith, the Buyer shall deliver to the Company the Note and the Security Agreement.

            (d) ACCOUNTS RECEIVABLE. The purchase price of the Accounts Receivable is Thirty-Six Thousand Dollars ($36,000.00), payable on or before January 15, 1999.

            (e) WIP INVENTORY. The Buyer and the Company have conducted a physical inventory of the WIP Inventory as of the Effective Date and have listed all of the WIP Inventory on a written list, a copy of which is attached as EXHIBIT C (the "WIP Inventory"). The purchase price for the WIP Inventory is Thirty-Two Thousand One Hundred Seventy Dollars and Eighteen Cents ($32,170.18), payable on or before March 31, 1999.

      3.3 ALLOCATION OF PURCHASE PRICE. The consideration paid by the Buyer to the Company for the transfer of the Purchased Assets pursuant to this Agreement shall be allocated as follows:

            Accounts Receivable                 $ 36,000.00

            WIP Inventory                       $ 32,170.18

            Goodwill                            $500,000.00

Both parties shall be obligated to report the transaction on all applicable tax filings consistent with the allocation pursuant to this Section 3.3.

      3.4 ROYALTY. As additional consideration for the Purchased Assets, the Buyer shall pay to the Company an amount equal to one and three quarters percent (1.75%) of gross product sales made by the Buyer to the existing and former customers of the Company as of the date hereof, including without limitation, the customers as listed on the customer list attached hereto as EXHIBIT D (the "Customer List"), during the three (3) year period from and after the Effective Date. The consideration payable pursuant to this section is hereinafter called the "Percentage Consideration" and the period of time during which it is payable is hereinafter called the "Payout Period."

      Within thirty (30) days after the close of each six (6) calendar months during the Payout Period, the Buyer shall furnish to the Company a written statement showing the total amount of gross product sales during the preceding six (6) months, and shall accompany each such statement with a payment to the Company equal to the above stated percentage of gross product sales for such six-month period. The Percentage Consideration shall be payable in unregistered shares of the Common Stock of Photomatrix at their then current market price or in cash, at the election of the Buyer. Market price shall mean the average closing price for all trading days during the calender month immediately preceding the end of the six-month reporting period described above.

      The term "gross product sales" as used in this Agreement shall include the gross sales prices of all goods sold to customers listed on the Customer List, excepting any refunds, returns, normal industry discounts or allowances, insurance and freight charges and the amount of all sales taxes for which the Buyer must account to any governmental agency.

      The Buyer shall keep complete and proper books, records and accounts of its gross product sales as aforesaid for a period of at least five (5) years. The Company and its agents shall have the right during regular business hours and upon at least three business days' notice to the Buyer, to examine, inspect and copy all such books, records and accounts, including any sales or use tax reports or returns pertaining to such sales, for the purpose of investigating and verifying the accuracy of any statement of gross product sales. The Company may once in any calendar year cause an audit, at its expense, of the Buyer's gross product sales to be made by an accountant of the Company's selection, and if any six (6) month statement of gross product sales previously made to the Company shall be found to be inaccurate, then there shall be an adjustment and one party shall pay to the other on demand such sums as may be necessary to settle in full the accurate amount of Percentage Consideration that should have been paid for the period or periods covered by such inaccurate statement or statements. In the event any inaccuracy in any six (6) month statement of gross product sales exceeds five (5%), the costs of such audit shall be borne by the Buyer.

      3.5 EQUIPMENT LEASE. On the execution of this Agreement, the Company as lessor and the Buyer as lessee shall enter into an equipment lease for all machinery, furniture, fixtures, tools, tooling, vehicles and all other personal property not included in inventory (other than personal property leased pursuant to the Contracts) owned, utilized or held for use by the Company on the Effective Date as set forth on a schedule furnished to the Buyer (the "Equipment"), which equipment lease (the "Equipment Lease") shall be for a term of twelve (12) months, with an option to purchase the Equipment, and shall be in substantially the form attached hereto as EXHIBIT
E. The Equipment shall be accepted in its AS-IS condition, subject to the representations set forth in Section 4.7.

4.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY

      The Company represents and warrants to and agrees with the Buyer as set forth below. The following representations, warranties and covenants are true and correct on the Effective Date shall be unaffected by any investigation heretofore or hereafter made by the Buyer, or any knowledge of the Buyer other than as specifically disclosed in the Disclosure Schedule delivered to the Buyer at the time of the execution of this Agreement, and shall survive the closing of the transactions provided for herein.

      4.1 CORPORATE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by the Company pursuant hereto and to carry out the transactions contemplated hereby and thereby. Except as set forth in Schedule 4.1 of the Disclosure Schedule, the Company is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in the State of California and in each other jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary. The states in which the Company is licensed or qualified to do business are listed in Schedule 4.1 of the Disclosure Schedule. The Company does not own any interest in any corporation, partnership or other entity.

      4.2 NO DISSOLUTION, LIQUIDATION, ETC. Neither the Board of Directors nor the holders of any class of outstanding capital stock of the Company has adopted any resolution or taken any other action with respect to dissolution, liquidation, winding up, reorganization or bankruptcy (voluntary or involuntary) of the Company, no such resolution or other action is proposed, under consideration or contemplated, and there is no proceeding or other action pending, threatened, proposed or contemplated by any stockholder or creditor of the Company or any court, administrative or governmental agency, instrumentality, commission, authority, board or body with respect to any dissolution, liquidation, winding up, reorganization or bankruptcy (voluntary or involuntary) of the Company, nor is there any basis for any such proceeding or other action.

      4.3 AUTHORITY. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by the Company pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and shareholders of the Company. No other or further corporate act or proceeding on the part of the Company, its Board of Directors or any of its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by the Company pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This

Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by the Company pursuant hereto will constitute, valid binding agreements of the Company, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

      4.4 NO VIOLATION. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by the Company pursuant hereto, and the consummation by the Company of the transactions contemplated hereby and thereby (a) will not violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will not require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body, and (c) subject to obtaining the consents referred to in Schedule 4.4 of the Disclosure Schedule, will not violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (as defined in Section 4.6) upon any of the assets of the Company under, any term or provision of the Certificate of Incorporation, By-laws or other constituent documents of the Company or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which the Company is a party or by which the Company, any shareholder of the Company or any of the Company's assets or properties may be bound or affected. In addition to and without in any way limiting the foregoing, the Company affirmatively represents, warrants and covenants that no action or relief is being sought or will be sought by the Company in any court, including in the United States Bankruptcy Court for the Southern District of California in Case No. 98-04646-H11 which in any way limits or would limit the ability or authority of the Company to enter into and timely close the transactions pursuant to this Agreement.

      4.5 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth in Schedule 4.5 of the Disclosure Schedule, since September 30, 1998 there has not been:

            (a) Any adverse change in the financial condition, assets, liabilities, business, prospects or operations of the Company; or

            (b) Any loss, damage or destruction, whether covered by insurance or not, affecting the Company's business or properties.

      4.6 OWNERSHIP OF PURCHASED ASSETS. The Company has good and marketable title to all the Purchased Assets, and except for the lien by Silvergate Bank as set forth on Schedule 4.6 (the "Silvergate Lien") free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, lease purchase agreements, financing leases, assessments, levies, easements, covenants, reservations, restrictions, rights-of-way, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, "Liens"), Except for the Silvergate Lien, none of the Purchased Assets are subject to any restrictions with respect to the transferability thereof. Except for the Silvergate Lien, the Company has complete and unrestricted power and right to sell, assign, convey and deliver the Purchased Assets to the Buyer as contemplated hereby. The Buyer will receive good and marketable title to all the Purchased Assets, free and clear of all Liens other than the Silvergate Lien and the lien on the assets granted by the Buyer to the Company in the Security Agreement.

      4.7 CONDITION OF THE EQUIPMENT. To the best knowledge of Richard Timmons, all of the Equipment is in working order.

      4.8 LICENSES AND PERMITS. To the best knowledge of Richard Timmons, the Company has all licenses, permits, approvals, authorizations and consents of all governmental and regulatory authorities and all certification organizations required for the conduct of the business (as presently conducted) at its current location. The Company has no notice of any noncompliance with any such permits and license, approvals, authorizations and consents except where failure to comply would not have a material adverse effect on the business, assets, liabilities, financial condition, operations or prospects.

      4.9 NO DEFAULT. Except as set forth on Schedule 4.9 of the Disclosure Schedule, each Assumed Contract is valid and in full force and effect, and there exists no material default or event of default by the Company or event, occurrence, condition or act relating to the Company (including this transaction ) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or event of default thereunder. To the best knowledge of the Company, there exists no default or event of default by any other party to any Assumed Contract or any event, occurrence, condition or act (including this transaction ) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by any other party thereunder. The Company has fully performed all of the terms and conditions of each Assumed Contract in all material respects, and, to the best of Company's knowledge, all of the covenants to be performed by any other party thereto have been fully performed in all material respects. A true, correct, accurate and complete copy of each written Assumed Contract previously has been delivered to the Buyer.

      4.10 NO BROKERS OR FINDERS. Neither the Company nor any of its directors, officers, employees, stockholders or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

      4.11 INVESTMENT REPRESENTATIONS. The Company understands that the Shares have not been registered under the Securities Act of 1933 (the "Securities Act"). With respect to all of the Shares being issued and to be issued to the Company pursuant to this Agreement and/or the Note, the Company hereby represents, warrants and agrees as follows:

            (a) PURCHASE ENTIRELY FOR OWN ACCOUNT. The Shares will be acquired for investment for the Company's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Company has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Company further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the Shares.

            (b) RESTRICTED SECURITIES. The Company understands that the Shares being issued and to be issued to the Company are and will be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Photomatrix in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the Company represents that it is familiar with Securities and Exchange Commission Rule 144 ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Act.

            (c) INVESTMENT EXPERIENCE. The Company is aware of the risks associated with investing in "restricted securities" and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Shares. The Company also represents that it has not been organized for the purpose of acquiring the Shares.

            (d) FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Company further agrees not to make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of Photomatrix, Inc. to be bound by this Agreement, provided and to the extent such Agreement is then applicable and:

                  (i) there is then in effect a registration statement of Photomatrix, Inc. under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (ii) (a) the Company shall have notified Photomatrix of the proposed disposition and shall have furnished Photomatrix with a detailed statement of the circumstances surrounding the proposed disposition, and (b) if reasonably requested by Photomatrix the Company shall have furnished Photomatrix with an opinion of counsel, reasonably satisfactory to Photomatrix that such disposition will not require registration of such shares under the Act.

            (e) LEGENDS. It is understood that the certificate evidencing the Shares may bear one (1) or more of the following legends:

                  (i) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                  (ii) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

            (f) INFORMATION. The Company has received and reviewed carefully a copy of Photomatrix's latest reports on Forms 10-K and 10-Q and has been given access to full and complete information regarding Photomatrix and has utilized such access to the Company's satisfaction to verify any information the Company may have obtained relating to Photomatrix which is relevant to the Company's investment decision. The Company has been given the opportunity to discuss all material aspects of this transaction with representatives of Photomatrix and any questions asked of such representatives have been answered to the Company's full satisfaction.

5.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE BUYER

      The Buyer represents and warrants to and agrees with the Company as set forth below. The following representations, warranties and covenants to the Company are true and correct on the Effective Date shall be unaffected by any investigation heretofore or hereafter made by the Company or any notice to the Company, and shall survive the closing of the transactions provided for herein.

      5.1 CORPORATE ORGANIZATION. The Buyer is, and any assignee of the Buyer shall be, a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Buyer has, and any assignee of the Buyer shall have, all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by the Buyer and to carry out the transactions contemplated hereby and thereby.

      5.2 AUTHORITY. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by the Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Buyer and shall be duly authorized by the Board of Directors of any assignee of the Buyer. No other corporate act or proceeding on the part of the Buyer, its shareholder, or any assignee is or will be necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by the Buyer or its assignee, pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by the Buyer, or its assignee, pursuant hereto will constitute, valid and binding agreements of the Buyer, or its assignee, as the case may be, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

      5.3 VALID ISSUANCE OF SHARES. The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration set forth herein, will be duly authorized, validly issued, fully paid and nonassessable and, based in part upon the representations of the Company in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

      5.4 NO BROKERS OR FINDERS. Neither the Buyer nor any of its directors, officers, employees, shareholders or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

      5.5 LITIGATION. Except as otherwise disclosed in writing, there is no litigation, suit, investigation or proceeding pending or, to the knowledge of Buyer, threatened, before any court, agency or other governmental body against Buyer (or any corporation or entity affiliated with Buyer) which seeks to enjoin or prohibit or otherwise prevent the transactions contemplated hereby, or which, if resolved adversely to Buyer, would have a material adverse effect on Buyer's business, assets, liabilities, financial condition or operations.

      5.6 NO DEFAULTS. The consummation of the transactions contemplated by this Agreement will not cause Buyer or any of its affiliates to be in default under (i) its certificate of incorporation or bylaws or under any material note, indenture, mortgage, lease, purchase or sales order, or any other material contract, agreement or instrument to which Buyer is a party or by which it or its properties are bound or affected or (ii) with respect to any order, writ, injunction, judgment or decree of any court or any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau or agency.

6.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PHOTOMATRIX

      Photomatrix represents and warrants to and agrees with the Company as set forth below. The following representations, warranties and covenants to the Company are true and correct on the date hereof, shall remain true and correct to and including the Effective Date, shall be unaffected by any investigation heretofore or hereafter made by the Company or any notice to the Company, and shall survive the closing of the transaction provided for herein.

      6.1 CORPORATE ORGANIZATION. Photomatrix is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Photomatrix has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by Photomatrix and to carry out the transactions contemplated hereby and thereby.

      6.2 AUTHORITY. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Photomatrix pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Photomatrix. No other corporate act or proceeding on the part of Photomatrix or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Photomatrix pursuant hereto or the consummation of the transactions contemplated hereby and thereby. To the extent of the representations, warranties and covenants expressly made by Photomatrix under this Agreement, this Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Photomatrix pursuant hereto will constitute, valid and binding agreements of Photomatrix, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

      6.3 VALID ISSUANCE OF SHARES. The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration set forth herein, will be duly authorized, validly issued, fully paid and nonassessable and, based in part upon the representations of the Company in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

      6.4 NO BROKERS OR FINDERS. Neither Photomatrix nor any of its directors, officers employees or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

      6.5 LITIGATION. Except as otherwise disclosed in writing, there is no litigation, suit, investigation or proceeding pending or, to the knowledge of Photomatrix, threatened, before any court, agency or other governmental body against Photomatrix (or any corporation or entity affiliated with Photomatrix) which seeks to enjoin or prohibit or otherwise prevent the transactions contemplated hereby, or which, if resolved adversely to Photomatrix, would have a material adverse effect on Photomatrixs business, assets, liabilities, financial condition or operations.

      6.6 NO DEFAULTS. The consummation of the transactions contemplated by this Agreement will not cause Photomatrix or any of its affiliates to be in default under (i) its certificate of incorporation or bylaws or under any material note, indenture, mortgage, lease, purchase or sales order, or any other material contract, agreement or instrument to which Photomatrix is a party or by which it or its properties or the Shares are bound or affected or
(ii) with respect to any order, writ, injunction, judgment or decree of any court or any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau or agency.

      6.7 SECURITIES LAW. Neither this Agreement nor any of the transactions contemplated hereby require qualifications or filing with, notice to or any authorization, consent or approval of the Securities Commissioner of the State of California, the federal Securities and Exchange Commission, or the comparable regulatory body of any other state or jurisdiction, except (a) for the filing of a

Notice of Transaction Pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, and (b) for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D, both of which filings shall be accomplished by Photomatrix at its expense.

      6.8 PHOTOMATRIX STOCK. Photomatrix is authorized to issue 30,000,000 shares of common stock to which 9,931,000 shares are currently outstanding. There are no other shares of stock of Photomatrix issued and outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to vote of the shareholders, except that the holders have cumulative voting rights for the election of directors. The holders of common stock do not have preemptive rights or rights to convert their common stock into other securities. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Photomatrix, holders of the common stock have the right to ratable portion of the assets remaining after payment of liabilities. All shares of common stock outstanding and to be outstanding upon completion of this transaction are and will be fully paid and non-assessable. There is no issued and outstanding preferred stock. None of the outstanding Photomatrix shares have been issued in violation of any preemptive right or agreement, commitment or obligation binding on Photomatrix or any of the Photomatrix shareholders or any applicable securities laws.

      6.9 CONVERSION OF THE SHARES. If, prior to the closing of this transaction, there is any stock split, reverse stock split or recapitization of Photomatrix, the number of shares to be issued to the Company will be proportionately adjusted.

      6.10 RESTRICTIVE DOCUMENTS. Photomatrix is not subject to, or a party to, any charter, bylaw, mortgage, lien, lease, permit, agreement, contract, or instrument, or any law, rule, ordinance, regulation, order, judgement or decree, or any other restriction or requirement of any kind or character, which materially adversely affects Photomatrix or which would prevent the consummation of the transaction contemplated by this Agreement or the continued operation of Photomatrix after the date hereof or the Effective Date on substantially the same basis as it has heretofore been operated or which would restrict its ability to acquire any property or conduct business in any area.

      6.11 10-Q AND NO MATERIAL CHANGES. Photomatrix has heretofore furnished the Company its Form 10-Q dated September 30, 1998 (the "10-Q"). Except as otherwise disclosed in writing, the 10-Q accurately presents the financial condition of Photomatrix at the date thereof, and there have been no material changes in the condition of Photomatrix.

      6.12 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the 10-Q, Photomatrix does not have any outstanding claims against it, liabilities or indebtedness, contingent or otherwise, other than (i) liabilities not of a character or amount required to be shown, accrued or escrowed against a balance sheets under generally accepted accounting principles and (ii) liabilities incurred subsequent to the date of the 10-Q in the ordinary course of business, consistent with past practice. Photomatrix does not know and has no reason to know of any basis for the assertion against Photomatrix of any material claim, charge, or other liability of any nature not fully disclosed in the 10-Q or in this Agreement.
 The adjusted tax basis and the fair market value of the assets of Photomatrix exceed the liabilities of Photomatrix as of the date hereof and will exceed the liabilities of Photomatrix as of the Effective Date.

      6.13 GOVERNMENTAL APPROVALS. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received by Photomatrix and the Company.

      6.14 MARKET RATE OF SHARES. In the event the market rate of the Shares issued to the Company pursuant to Section 3.1 this Agreement (75,000 Shares) and the Equipment Lease (25,000 Shares), is less than Two Dollars ($2.00) per Share on December 1, 2000, Photomatrix will pay to the Company on or before December 15, 2000 the difference between the market rate (as that term is defined in the Note) and Two Dollars ($2.00) for all such shares issued (the "Difference"). Photomatrix's failure to pay the Difference by December 15, 2000 shall constitute a default under the Note. The Company shall have the right to transfer the Shares, or any of them, with or without the foregoing price protection by Photomatrix (the "Price Protection"). If the Shares, or any of them, are transferred with the Price Protection, Photomatrix shall pay the Difference to the transferee as to those Shares; if the Shares, or any of them, are transferred without the Price Protection, Photomatrix shall pay the Difference to the Company.

      6.15 NASDAQ. Photomatrix is and shall remain listed on the NASDAQ at all times until all shares of Photomatrix which are to be issued to the Company under this Agreement, and pursuant to the Note, have been issued. In the event Photomatrix is not listed on the NASDAQ, any payments subsequently due under the Note and the Equipment Lease Note shall, at the discretion of the Company, be all in lawful money of the United States.

      6.16 INFORMATION TO THE COMPANY. All information regarding Photomatrix reasonably requested by the Company in order to make its decision whether to accept payments under the Note in cash or in shares of Photomatrix shall be promptly provided to the Company and shall be true, accurate and compete in all material respects.

      6.17 ALL SHARES. All representations and warranties by Photomatrix related to the Shares shall apply to the Shares and to any other shares issued by Photomatrix to the Company as set forth in this Agreement, the Note and the Equipment Lease.

7.    OTHER MATTERS

      7.1   COVENANT OF CONFIDENTIALITY.

      The Company shall not at any time subsequent to the Effective Date, except as explicitly requested by the Buyer, (i) use for any purpose, (ii) disclose to any person, or (iii) keep or make copies of documents, tapes, discs or programs containing, any confidential information concerning the Company. For purposes hereof, "confidential information" shall mean and include, without limitation, all Trade Rights in which the Company has an interest, all customer lists and customer information, and all other information concerning the Company's processes, apparatus, equipment, packaging, products, marketing and distribution methods, not previously disclosed to the public directly by the Company. Confidential information shall not include information in the public domain, information acquired from a third party without the third party violating a confidentiality obligation to the disclosing party, information known by the receiving party prior to the disclosure or information that the receiving party can demonstrate that it independently developed. The Company agrees that the provisions and restrictions contained in this Section 7.1 are necessary to protect the legitimate continuing interests of the Buyer in acquiring the business and goodwill of the Business through the purchase of the Purchased Assets and the assumption of the Assumed Liabilities, and that any violation or breach of these provisions will result in irreparable injury to the Buyer for which a remedy at law would be inadequate and that, in addition to any relief at law which may be available to the Buyer for such violation or breach and regardless of any other provision contained in this Agreement, the Buyer shall be entitled to injunctive and other equitable relief as a court may grant after considering the intent of this Section 7.1.

      7.2 SALES TAX MATTERS. The Buyer shall pay all sales tax in connection with this transaction.

      7.3 GOVERNMENT EQUIPMENT AND CUSTOMER EQUIPMENT. Although the Government Equipment and Customer Equipment are not included in the Purchased Assets, the Buyer shall retain the care and custody thereof, until removed by the owner(s) thereof. Buyer shall protect the Government Equipment and the Customer Equipment from loss and damage and shall indemnify, protect, defend and hold the Company harmless from any claim, losses, liabilities or damages in connection with the care and custody of the Government Equipment and the Customer Equipment. The Buyer shall be responsible for the assignment to Buyer of any contracts in connection with the Government Equipment; the Company shall cooperate in effecting any such assignment. The Company shall advise the customers owning the Customer Equipment of this transaction.

      7.4 ASSIGNMENT BY THE BUYER. Concurrently with the execution of this Agreement, the Buyer shall assign all of its rights and obligations under this Agreement to National Metal Technologies, Inc., a California corporation, a subsidiary of I-PAC Manufacturing, Inc.

8.    FURTHER COVENANT OF THE COMPANY

      The Company covenants and agrees as follows:

      8.1 EMPLOYEES. The Company understands that employment with the Buyer is not offered or implied for any employees of the Company. The Company agrees to provide the Buyer an opportunity to meet and interview all employees of the Company. In the event that the Buyer would like to retain any such persons following the execution of this Agreement, the Company agrees to terminate such designated persons as of such date. The Company shall be solely responsible for, and shall pay or cause to be paid, all severance payments, accrued vacation pay or other termination benefits, to such persons.

 9.   CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

      Each and every obligation of the Buyer to be performed on the closing of this transaction shall be subject to the satisfaction prior to or at the closing of each of the following conditions:

      9.1 CONVEYANCE AND ASSIGNMENT. The Company shall have duly executed and delivered to Purchaser the Assignment and Assumption Agreement and a Bill of Sale in the form attached hereto as EXHIBIT F, and any additional documents as the Buyer may reasonably request (the "Conveyance Documents"), to the reasonable satisfaction of the Buyer and its counsel to sell, convey, assign, grant and otherwise transfer to the Buyer all of the Company's right, title and interest in and to the Purchased Assets.

      9.2   LEASE OF PREMISES.      Upon execution of this Agreement, the
Company as landlord and the Buyer as tenant shall enter into a lease for the premises currently occupied by the Company at 4040 Calle Platino, Oceanside, California ("Premises"), which lease (the "Lease") shall commence as of February 1, 1999, with a right to early occupancy upon execution thereof, and shall be for an initial term of fifteen (15) years, with an option to renew for two successive five-year extension periods, and shall be in substantially the form attached hereto as EXHIBIT G. The Buyer's obligations under the Lease shall be guaranteed by Photomatrix (the "Lease Guaranty") substantially in the form attached hereto as EXHIBIT H.

      9.3 REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties made by the Company in this Agreement, and the statements contained in the Disclosure Schedule or in any instrument, list, certificate or writing delivered by the Company pursuant to this Agreement, shall be true and correct in all material respects

      9.4 COMPLIANCE WITH AGREEMENT. The Company shall have in all material respects performed and complied with all of its agreements and obligations under this Agreement which are to be performed or complied with by its prior to or on the Effective Date.

      9.5 ABSENCE OF SUIT. Except as otherwise disclosed in writing, no action, suit or proceeding before any court or any governmental authority shall have been commenced or threatened, and no investigation by any governmental or regulating authority shall have been commenced, against the Buyer, the Company or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions.

      9.6 CONSENTS AND APPROVALS. All approvals, consents and waivers that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to the Buyer. Notwithstanding the foregoing, receipt of the consent of any third party to the assignment of an Assumed Contract which is not (and is not required to be) disclosed in the Disclosure Schedule shall not be a condition to the Buyer's obligation to close, provided that the aggregate of all such Contracts does not represent a material portion of the Company's sales or expenditures. After the closing, the Company will continue to use their best efforts to obtain any such consents or approvals, and the Company shall not hereby be relieved of any liability hereunder for failure to perform any of its covenants or for the inaccuracy of any representation or warranty.

      9.7 NON-COMPETE AGREEMENT. The Company shall deliver a covenant not to compete agreement to the Buyer in the form attached hereto as EXHIBIT I.

      9.8 CONSENT OF PHOTOMATRIX'S AND THE COMPANY'S LENDERS. Photomatrix shall have five (5) business days after the execution of this Agreement to obtain the consent of its bank for Photomatrix to enter into this Agreement. If Photomatrix does not notify the Company of its bank's consent by such date, this Agreement shall be null and void. The Company shall have five (5) business days after the execution of this Agreement to obtain the consent of Silvergate Bank to enter into the Equipment Lease, with the Buyer's right to purchase the Equipment in the event the Company defaults in its obligations to Silvergate Bank. If the Company does not notify the Buyer of Silvergate Bank's consent by such date, this Agreement shall be null and void.

10.   CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

      Each and every obligation of the Company to be performed on the closing of this transaction shall be subject to the satisfaction prior to or at the closing of the following conditions:

      10.1 PAYMENT. The Buyer shall have delivered to the Company (i) the Note and (ii) the Shares.

      10.2 ASSIGNMENT AND ASSUMPTION AGREEMENT. The Buyer shall have duly executed and delivered to the Company the Assignment and Assumption Agreement.

      10.3  LEASE OF PREMISES.      The Company and the Buyer shall have
executed the Lease.  Photomatrix shall have executed the Lease Guaranty.

      10.4 SECURITY AGREEMENT. The Company and the Buyer shall have executed the Security Agreement.

      10.5 REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties made by the Buyer and Photomatrix in this Agreement shall be true and correct in all material respects Without affecting the foregoing, each representation and warranty made by Photomatrix in this Agreement shall be true and correct in all material respects at such time as any Shares are to be issued to the Company pursuant to the Note.

      10.6 COMPLIANCE WITH AGREEMENT. The Buyer shall have in all material respects performed and complied with all of the Buyer's agreements and obligations under this Agreement which are to be performed or complied with by the Buyer prior to or on the Effective Date

      10.7 ABSENCE OF SUIT. No action, suit or proceeding before any court or any governmental authority shall have been commenced or threatened, and no investigation by any governmental or regulating authority shall have been commenced, against the Buyer, the Company or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions.

11.   INDEMNIFICATION

      11.1  BY THE COMPANY. Subject to the terms and conditions of this
Article 11, the Company hereby protects, indemnifies, defends and holds harmless the Buyer, and its directors, officers, shareholders, employees, agents and representatives, and controlled and controlling persons (hereinafter "Buyer's Affiliates"), from and against all Claims asserted against, resulting to, imposed upon, or incurred by the Buyer, the Buyer's Affiliates or the business and assets transferred to the Buyer pursuant to this Agreement, directly or indirectly, by reason of, arising out of or resulting from (a) the material inaccuracy or material breach of any representation or warranty of the Company contained in or made pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the transactions contemplated hereby; (b) the material breach of any covenant of the Company contained in this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the transactions contemplated hereby; (c) any Claim of or against the Company, the Purchased Assets or the business of the Company not specifically assumed by the Buyer pursuant hereto, including liability for taxes; or (d) any Claim arising from or in connection with the manufacture, sale, delivery, operation or breach of warranty of any products manufactured or sold prior to the execution of this Agreement. As used in this Article 11, the term "Claim" shall include (i) all debts, duties, liabilities and obligations of any nature; (ii) all losses, damages (including, without limitation, consequential damages), injuries, declines in value, lost opportunities, claims, demands, fines, taxes, judgments, awards, settlements, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and attorneys fees and expenses); and (iii) all demands, claims, suits, actions, costs of investigation, causes of action, proceedings and assessments, whether or not ultimately determined to be valid. Schedule 11.1 contains a true, correct and compete copy of the Company's standard warranty or warranties for sales of its products. Upon request for warranty work by a customer, Buyer shall notify the Company in writing. If the Company does not object within ten (10) days, Buyer shall have the right to perform the warranty work and deduct the cost of such work from amounts due the Company under the Note or a note executed under the Equipment Lease.

      11.2 BY THE BUYER. Subject to the terms and conditions of this Article 11, the Buyer hereby agrees to protect, indemnify, defend and hold harmless the Company, and its directors, officers, shareholders, employees, agents and representatives, and controlled and controlling persons (hereinafter "Company's Affiliates"), from and against all Claims asserted against, resulting to, imposed upon or incurred by the Company or the Company's Affiliates, directly or indirectly, by reason of, arising out of or resulting from (a) the material inaccuracy or material breach of any representation or warranty of the Buyer contained in or made pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the transactions contemplated hereby (regardless of whether such breach is deemed "material"); (b) the material breach of any covenant of the Buyer contained in this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the transactions contemplated hereby (regardless of whether such breach is deemed "material"); (c) all Claims of or against the Company specifically assumed by the Buyer pursuant hereto; or (d) any Claim arising from or in connection with the manufacture, sale, delivery, operation or breach of warranty of any products manufactured or sold by the Buyer subsequent to December 1, 1998.

      11.3 INDEMNIFICATION OF THIRD-PARTY CLAIMS. The obligations and liabilities of any party to indemnify any other under this Article 11 with respect to Claims relating to third parties shall be subject to the following terms and conditions:

            (a) NOTICE AND DEFENSE. The party or parties to be indemnified (whether one or more, the "Indemnified Party") will give the party from whom indemnification is sought (the "Indemnifying Party") written notice of any such Claim, and the Indemnifying Party will undertake the defense thereof by counsel reasonably satisfactory to the Indemnified Party; PROVIDED, HOWEVER, that the Indemnified Party shall at all times also have the right to participate fully in the defense at its own expense. Failure to give such notice shall not affect the Indemnifying Party's duty or obligations under this Article 11, except to the extent the Indemnifying Party is prejudiced thereby. So long as the Indemnifying Party is defending any such Claim actively and in good faith, the Indemnified Party shall not settle such Claim. The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such Claim, and shall in other respects give reasonable cooperation in such defense.

            (b) FAILURE TO DEFEND. If the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend such Claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such Claim or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment.

            (c) INDEMNIFIED PARTY'S RIGHTS. Anything in this Section 11.3 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments for such Claim, or if the amount of the Claim being asserted exceeds (in the Indemnified Party's judgment) by more than $10,000 of the insurance coverage which has been admitted by the applicable insurance carriers, the Indemnified Party shall have the right to defend, compromise or settle such Claim with legal counsel that is reasonably acceptable to the Indemnifying Party, and shall be entitled to recover from the Indemnifying Party for such amounts, (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Claim, and (iii) the Indemnified Party shall have the right to defend and settle breach of warranty claims for products other than portions of such Claims which seek recovery for personal injury. The parties shall cooperate with each other with respect to any claim for which indemnification is sought hereunder and to cooperate in the defense of any claim.

      11.4 PAYMENT. The Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Article 11.

            Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other Claims of the Indemnified Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the


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

judgment pending appeal. Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed to the rights of such Indemnified Party, to the extent not waived in settlement, against the third party who made such third party Claim.

      11.5 NO WAIVER. The closing of the transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder, regardless of whether the party seeking indemnification has knowledge of the breach, violation or failure of condition constituting the basis of the Claim at or before the closing, and regardless of whether such breach, violation or failure is deemed to be "material".

      11.6 SURVIVAL. All of the representations and warranties of this Agreement shall survive the Effective Date for a period of twenty-four (24) months, except that the representations and warranties with respect to the Shares shall survive for a period of twenty-four (24) months after each issuance thereof.

12.   MISCELLANEOUS

      12.1 FURTHER ASSURANCE. From time to time, the parties hereto will execute and deliver to the other party such documents and take such other action as may be reasonably required in order to consummate more effectively the transactions contemplated hereby and to vest in the Buyer good, valid and marketable title to the business and assets being transferred hereunder.

      12.2 ASSIGNMENT. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties.

      12.3 PARTIES IN INTEREST. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

      12.4  ARBITRATION.

            (a) The parties recognize that disputes as to certain matters may from time to time arise which relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the parties agree to follow the procedures set forth in this
Section 12.4 if and when such a dispute arises between the parties.

            (b) If a dispute arises between the parties relating to the interpretation or performance of this Agreement (other than any action to enforce the confidentiality covenants in Section 7.1 which may be brought in any court of competent jurisdiction), and the parties cannot resolve the dispute within thirty (30) days of a written request by either party to the other, the parties agree to hold a meeting, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within thirty (30) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration under the then current commercial rules and regulations of the American Arbitration Association ("AAA") relating to voluntary arbitrations in San Diego, California. The arbitration shall be conducted by one


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

arbitrator who is knowledgeable in the subject matter at issue (with at least 10 years experience) in the dispute and who will be selected by mutual agreement of the parties or, failing such agreement, shall be selected in accordance with the AAA rules. If the arbitration shall involve claims in excess of Three Hundred Thousand Dollars ($300,000), then, at the option of any of the parties, a total of three (3) such arbitrators shall be selected in the above-specified manner. Such arbitration shall include a reasonable right to discovery by and among each of the parties as approved by the arbitrator(s) in accordance with AAA rules. Each party shall initially bear its own costs and legal fees associated with such arbitration. The prevailing party in any such arbitration shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such arbitration. The decision of the arbitrator shall be final and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of the successful party. The rights and obligations of the parties to arbitrate any dispute relating to the interpretation or performance of this Agreement, or the grounds for the termination thereof, shall survive the expiration or termination of this Agreement for any reason.

      12.5 GOVERNING LAW. This Agreement may not be modified or terminated orally, and shall be construed and interpreted according to the internal laws of the State of California, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

      12.6 AMENDMENT AND MODIFICATION. The Buyer and the Company may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

      12.7 NOTICE. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered;
(b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

            (a)   If to the Buyer, to:

                  Patrick W. Moore
                  I-PAC Manufacturing, Inc..
                  1958 Kellogg Avenue
                  Carlsbad, CA 92008
                  Fax No. (760) 930-0115

            (b)   If to Photomatrix, to:

                  Patrick W. Moore
                  Photomatrix, Inc.
                  1958 Kellogg Avenue
                  Carlsbad, CA 92008
                  Fax No. (760) 930-0115
            cc:   James P. Hill, Esq.
                  Sullivan, Hill, Lewin, Rez & Engel
                  550 W C Street, Ste. 1500
                  San Diego, CA 92101
                  Fax No. (619) 231-4372

or to such other person or address as the Buyer or Photomatrix shall furnish to the Company in writing.


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

            (c)   If to the Company, to:

                  Greene International West, Inc.
                  P. O. Box 8149
                  San Diego, CA 92038-8149
                  Fax No. (____)______________

            cc:   J. Michael Wilson, Esq.
                  519 Camino de la Reina
                  Suite 860
                  San Diego, CA 92108
                  Fax No. (619) 297-7800

or to such other person or address as the Company shall furnish to the Buyer in writing.

      If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

      12.8 BROKER FEES. The Company, Photomatrix and the Buyer each represent and warrant to each other that there is no broker involved or in any way connected with the transfer provided for herein. The Buyer and Photomatrix, jointly and severally, agree to hold the Company harmless from and against all claims for brokerage commissions or finder's fees incurred through any act of the Buyer or Photomatrix in connection with the execution of this Agreement or the transactions provided for herein. The Company agrees to hold the Buyer and Photomatrix harmless from and against all claims for brokerage commissions or finder's fees incurred through any act of the Company in connection with the execution of this Agreement or the transactions provided for herein.

      12.9 EXPENSES. Except as otherwise provided herein, each of the parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby. The Company shall pay and shall indemnify, defend and hold the Buyer harmless from and against all fees and expenses of the Company's legal, accounting, investment banking and other professional counsel in connection with the transactions contemplated hereby. The Buyer shall pay, and shall indemnify, defend and hold the Company harmless from and against, each of the following:

            (a) TRANSFER TAXES. Any sales, use, excise, transfer or other similar tax imposed with respect to the transactions provided for in this Agreement, and any interest or penalties related thereto.

            (b) PROFESSIONAL FEES. All fees and expenses of the Buyer's legal, accounting, investment banking and other professional counsel in connection with the transactions contemplated hereby.

      12.10 COSTS OF LITIGATION OR ARBITRATION. The parties agree that (subject to the discretion,


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

in an arbitration proceeding, of the arbitrator as set forth in Section 12.4) the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation attorneys' fees and prejudgment interest.

      12.11 ENTIRE AGREEMENT. All exhibits and schedules referenced in this Agreement are deemed incorporated herein. This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no representations or warranties between the parties other than those set forth or provided for herein.

      12.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12.13 HEADINGS. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

      12.14 FURTHER DOCUMENTS. The Buyer and the Company each agree to execute all other documents and to take such other action or corporate proceedings as may be necessary or desirable to carry out the terms hereof.

      12.15 SURVIVAL. All provisions of this Agreement shall survive the closing.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

COMPANY:                                    BUYER:

GREENE INTERNATIONAL WEST, INC.,            I-PAC MANUFACTURING, INC.,
a Delaware corporation                      a California corporation



By:_____________________________________    By:_______________________________
   Victor Andonie, Chairman of the Board       Patrick W. Moore, CEO




                                            PHOTOMATRIX, INC.,
                                            a California corporation


                                            By:_______________________________
                                               Patrick W. Moore, CEO



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